                                                                  EXHIBIT 10.9.1

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                            STOCK PURCHASE AGREEMENT

                                 by and among

                              TELECORP PCS, INC.,

                            AT&T WIRELESS PCS, INC.

                                      and

                             CASH EQUITY INVESTORS

                                 named herein

                          Dated as of March 22, 1999


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

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     STOCK PURCHASE AGREEMENT, dated as of March 22, 1999, by and among TeleCorp PCS. Inc., a Delaware corporation (the "Company") AT&T Wireless PCS, Inc., a
                                        -------
Delaware corporation ("AT&T PCS") and the investors referred to on Schedule I (individually, a "Cash Equity Investor" and, collectively, the "Cash Equity
                  --------------------                          -----------
Investors" and together with AT&T PCS, the "Investors").
---------

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Cash Equity Investors are stockholders of the Company;

          WHEREAS the Company is seeking to raise up to $25,000,000 from investors to fund its participation in the Reauction conducted by the Federal Communications Commission ("FCC") for the sale of broadband Personal Communications Services ("PCS") licenses (the "PCS Licenses") in the "C" Block (the "PCS "C" Block Auction"), as set forth in Parts 1 and 24 of Title 47 of the Code of Federal Regulations (the "CFR"), scheduled to commence on March 23, 1999;

          WHEREAS, the Cash Equity Investors are committing to invest up to $25,000,000 in the Company at a Closing (hereinafter defined) in consideration of the issuance by the Company of certain additional securities of the Company, and the Company wishes to issue and sell the securities to each of the Cash Equity Investors all on the terms and subject to the conditions herein set forth;

          WHEREAS, AT&T PCS desires to purchase certain securities of the Company in an amount set forth herein, in exchange for the cancellation of certain Series D Promissory Notes of the Company held by AT&T PCS, and on the same terms and conditions as the Cash Equity Investors;

          WHEREAS, the Investors' subscription for and purchase of such additional securities hereunder shall satisfy in full each Investor's preemptive rights to purchase securities of the Company under the Stockholders' Agreement, as hereinafter defined;

          WHEREAS, the additional securities to be acquired by the Investors hereunder will be subject to the provisions of the Stockholders' Agreement as after acquired Equity Securities, as such term is defined in the Stockholders' Agreement;

          NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          For purposes of this Agreement:

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means
             -------                        -----------       ----------
the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Aggregate Commitment" means, with respect to each Cash Equity
           --------------------
Investor and AT&T PCS, the amount set forth opposite its name on Schedule I under the heading "Aggregate Commitment."

          "Agreement" means this Stock Purchase Agreement, as the same may be
           ---------
amended, modified or supplemented in accordance with the terms hereof.

          "AT&T PCS" has the meaning set forth in the preamble.
           --------

          "AT&T Securities" means shares of the Company's Series D Preferred
           ---------------
Stock and Series F Preferred Stock to be purchased by AT&T PCS under this Agreement.

          "Bidding Subsidiary" has the meaning set forth in Section 2.5.
           ------------------

          "Business Day" means any day other than a Saturday, Sunday or a legal
           ------------
holiday in New York, New York or any other day on which commercial banks in New York, New York are authorized by law or governmental decree to close.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase or subscribe for any of the foregoing or any warrants, rights or options to purchase or subscribe for any such warrants, rights or options.

          "Cash Equity Investor" has the meaning set forth in the preamble.
           --------------------

          "Cash Equity Investors' Securities" means shares of the Company's
           ---------------------------------
Voting Common Stock and Series C Preferred Stock to be purchased by each of the Cash Equity Investors under this Agreement.

          "Claim" has the meaning set forth in Section 8.5(a).
           -----

          "Class C Common Stock" means the Class C Common Stock, par value $.01
           --------------------
per share, of the Company.

          "Class D Common Stock" means the Class D Common Stock, par value $.01
           --------------------
per share, of the Company.

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Common Stock" means, collectively, Voting Preference Stock, the
           ------------
Tracked Common Stock, the Voting Common Stock and the Non-Voting Common Stock.

          "Company" has the meaning set forth in the preamble.
           -------

          "Confidential Information" means any and all information regarding the
           ------------------------
business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

          "Consents" means all consents and approvals of Governmental
           --------
Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Company to operate its business after the Closing Date as currently contemplated.

          "Credit Agreement" means the agreement among the Company, the lenders
           ----------------
and the agents referred to therein, as of July 17, 1998, providing a credit facility having aggregate commitments of $525 million, as amended to date and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

          "Credit Documents" means the Credit Agreement and all agreements,
           ----------------
instruments and documents executed and delivered pursuant thereto, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof.

          "Expended Amount" means the Company's net investment in the Bidding
           ---------------
Subsidiary, i.e., the excess of (i) the aggregate amount invested by the Company and its Subsidiaries in the Bidding Subsidiary over (ii) the aggregate amount of such investment returned to TeleCorp Holding Corp, Inc. by the Bidding Subsidiary before the Closing Date.

          "FCC" means the Federal Communications Commission or similar
           ---
regulatory authority established in replacement thereof.

          "FCC Law" means the Communications Act of 1934, as amended, including
           -------
as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

          "Financing" has the meaning set forth in the SBIC Regulations.
           ---------

          "Governmental Authority" means a Federal, state or local court,
           ----------------------
legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

          "Indemnified Party" has the meaning set forth in Section 8.4(a).
           -----------------

          "Indemnifying Party" has the meaning set forth in Section 8.4(a).
           ------------------

          "Investors" has the meaning set forth in the preamble.
           ---------

          "Law" means applicable common law and any statute, ordinance, code or
           ---
other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "Lenders" has the meaning set forth in Section 10.5.
           -------

          "License" means a license, permit, certificate of authority, waiver,
           -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

          "License Transfer" means the assignment of any License requiring the
           ----------------
Consent of the FCC or any equivalent state Governmental Authority.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "Losses" has the meaning set forth in Section 8.2.
           ------

          "Management Shareholders" shall mean Gerald T. Vento and Thomas H.
           -----------------------
Sullivan.

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.

          "New York Courts" has the meaning set forth in Section 10.6.
           ---------------

          "Non-Voting Common Stock" means the Company's Class B Non-Voting
           -----------------------
Common Stock, par value $.01 per share.

          "PCS" has the meaning set forth in the preamble.
           ---

          "PCS License" has the meaning set forth in the recitals.
           -----------

          "PCS "C" Block Auction" has the meaning set forth in the recitals.
           ---------------------

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

          "Preferred Stock" means the shares of Series A Preferred Stock, Series
           ---------------
B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Senior Common Stock.

          "Purchase Commitment" means, with respect to each Cash Equity Investor
           -------------------
and AT&T PCS, its ratable portion of the Expended Amount (but not more than the amount of its Aggregate Commitment).

          "Regulatory Problem" means, with respect to any SBIC Holder providing
           ------------------
Financing under this Agreement, any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any SBIC Holder reasonably believes in good faith that there is a substantial risk of such assertion) that such SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Securities.

          "Restated Certificate" means the Third Amended and Restated
           --------------------
Certificate of Incorporation of the Company, dated as of the Closing Date.

          "SBA" has the meaning set forth in Section 6.5(b).
           ---

          "SBIC" means a small business investment company licensed under the
           ----
SBIC Act.

          "SBIC Act" means the Small Business Investment Company Act of 1958, as
           --------
amended.

          "SBIC Holder" means each Cash Equity Investor that is an SBIC.
           -----------

          "SBIC Regulations" means the SBIC Act and the regulations issued
           ----------------
thereunder as set forth in 13 CFR 107 and 121, as amended.

          "Section 8.2 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.2.

          "Section 8.3 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.3.

          "Securities" means the Cash Equity Investors' Securities and AT&T
           ----------
Securities being issued hereunder, together with any shares of Preferred Stock or Common Stock issued upon conversion of or delivered in substitution or exchange for any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Senior Common Stock" means the Senior Common Stock, par value $.01
           -------------------
per share, of the Company.

          "Series A Preferred Stock" means the Series A Preferred Stock, par
           ------------------------
value $.01 per share, of the Company.

          "Series B Preferred Stock" means the Series B Preferred Stock, par
           ------------------------
value $.01 per share, of the Company.

          "Series C Preferred Stock" means the Series C Preferred Stock, par
           ------------------------
value $.01 per share, of the Company.

          "Series D Notes" means the Series D Senior Subordinated convertible
           --------------
notes of the Company to be issued to AT&T PCS pursuant to that certain Asset Purchase Agreement to be entered into by and between the Company and AT&T PCS pursuant to which the Company and/or one or more of its direct or indirect wholly-owned Subsidiaries will acquire from AT&T PCS a portion of a certain PCS License for the San Juan, Puerto Rico market.

          "Series D Preferred Stock" means the Series D Preferred Stock, par
           ------------------------
value $.01 per share, of the Company.

          "Series E Preferred Stock" means the Series E Preferred Stock, par
           ------------------------
value $.01 per share, of the Company.

          "Series F Preferred Stock" means the Series F Preferred Stock, par
           ------------------------
value $.01 per share, of the Company.

          "Stock Exchange" has the meaning set forth in Section 2.3.
           --------------

          "Stockholders' Agreement" means the Stockholders' Agreement, by and
           -----------------------
among the Company, AT&T PCS, the Cash Equity Investors, and the other parties named therein, as stockholders, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Subsidiary" shall mean, with respect to any Person, a corporation or
           ----------
other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "Tracked Common Stock" means, collectively, the Class C Common Stock
           --------------------
and the Class D Common Stock.

          "Transactions" means the transactions contemplated by this Agreement.
           ------------

          "Voting Common Stock" means the Class A Voting Common Stock, par value
           -------------------
$.01 per share, of the Company.

          "Voting Preference Stock" means the Voting Preference Stock, par value
           -----------------------
$.01 per share, of the Company.

          When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

                                  ARTICLE II

                               PURCHASE AND SALE
                               -----------------

                OF SECURITIES; CERTAIN RESTRICTIONS ON TRANSFER
                -----------------------------------------------

     2.1. Purchase Commitments. (a) Upon the terms and subject to the conditions
          --------------------
hereof and in reliance upon the representations, warranties and agreements herein contained: (i) effective upon the execution and delivery hereof, each Cash Equity Investor hereby irrevocably commits, severally and not jointly, to purchase from the Company Cash Equity Investors' Securities in an amount equal to its Aggregate Commitment, and (ii) at the Closing, each Cash Equity Investor shall purchase from the Company Cash Equity Investors' Securities, in an amount equal to its Purchase Commitment, the amount of which will be determined in accordance herewith. In the event that the combined Aggregate Commitments of all of the Cash Equity Investors exceeds the total amount of proceeds required by the Company for the purposes set forth in Section 2.5 hereof, at the Closing each Cash Equity Investors' Aggregate Commitment shall be reduced proportionately.

          (b) Each Cash Equity Investor acknowledges and agrees that, if the Closing occurs, its obligation to purchase Cash Equity Investors' Securities in an amount up to its Aggregate Commitment constitutes an irrevocable and unconditional obligation (subject, however, to the rights of the Cash Equity Investors set forth in that certain bidding letter dated as of March 22, 1999 by and among the Company and the Cash Equity Investors) and shall not be subject to counterclaim, set-off, deduction or defense, or to abatement, suspension, deferment, diminution or reduction for any reason whatsoever. By way of amplification, and not in limitation of the foregoing, each Cash Equity Investor further acknowledges and agrees to fulfill its obligations in respect of its Aggregate Commitment regardless of any claims it may have against any other Person (whether or not related to the Transactions) and regardless of the existence or non-existence of any facts or circumstances (whether or not such facts and circumstances existed on the date hereof or the Closing Date or were then known by it).

          (c) Based on the representations and warranties of AT&T PCS contained herein, the Company hereby agrees to issue and sell to AT&T PCS, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties of the Company set forth or referred to herein, (i) effective upon the execution and delivery hereof, AT&T PCS hereby irrevocably commits to purchase from the Company, the AT&T Securities in an amount equal to its Aggregate Commitment and (ii) at the Closing, AT&T PCS shall purchase from the Company the AT&T Securities in an amount equal to its Purchase Commitment. The consideration for the AT&T Securities purchased by AT&T PCS shall be at the option of AT&T PCS, either the cancellation by AT&T PCS of certain Series D Notes, at the option of AT&T PCS, in an amount equal to its Purchase Commitment or cash.

     2.2. Purchase and Sale of Securities at Closing. Upon the terms and subject
          ------------------------------------------
to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, in consideration of the Transactions, the Company shall issue, sell and deliver to AT&T PCS the number of shares of AT&T Securities, and to each Cash Equity Investor, the number of shares of Cash Equity Investors' Securities, determined by dividing its Purchase Commitment by $1,000.

     2.3. Management Benefit Plan, Management Shareholders.
          ------------------------------------------------

               (a) If and when the Bidding Subsidiary is merged into TeleCorp Holdings Corp., Inc., a direct wholly-owned subsidiary of the Company, the Management Stockholders shall be entitled, as a consequence of such merger, to exchange all of the capital stock of the Bidding Subsidiary owned by such Management Stockholders for the shares of the Company's Voting Common Stock and Series E Preferred Stock set forth on Schedule II (the "Stock Exchange"). At such time, additional shares of Voting Common Stock and Series E Preferred Stock shall be added to the Company's 1998 Restricted Stock Plan as set forth on
Schedule II. The Company's Compensation Committee shall grant such restricted shares pursuant to such Plan to the Company's employees, other than the Management Stockholders.

               (b) At the Closing, the parties hereby agree that the Company shall establish a stock option plan to be funded with shares of the Company's Voting Common Stock determined by subtracting the shares of Voting Common Stock issued pursuant to Section 2.3(a) from 7,500, such shares to be issued to the Company's directors, senior management and employees as determined by the Company's Compensation Committee, upon terms and conditions determined by the Compensation Committee.

     2.4. Restrictive Legends.  Each certificate representing Securities
          -------------------
(including Securities originally issued hereunder or delivered upon conversion of Preferred Stock or Common Stock, or delivered in substitution or exchange for any of the foregoing) will bear a legend, in addition to any legends required by the Stockholders' Agreement or otherwise required by Law, reading substantially as follows until such Securities have been sold pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act, or an opinion of counsel reasonably satisfactory in form and substance to the Company and otherwise in full compliance with any other applicable restrictions on transfer, including those contained in this Agreement and the Stockholders' Agreement:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `ACT'), OR UNDER ANY STATE SECURITIES OR `BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR `BLUE SKY' LAWS."

     2.5. Use of Proceeds.  The Company shall use the net cash proceeds of its
          ---------------
sale of Securities to the Investors hereunder to fund the Company's capital contribution to a subsidiary (the "Bidding Subsidiary") for the purchase of PCS Licenses at the PCS `C' Block Auction, to pay fees and expenses incurred in connection with the Transactions, and for general and working capital purposes.

                                  ARTICLE III

                                    CLOSING

     3.1. Time and Place of Closing. Upon the terms and subject to the
          -------------------------
conditions hereof, the closing of the Transactions (the "Closing") shall take
                                                         -------
place at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York, at 10:00 a.m. local time on the earlier of (a) the tenth Business Day following the date the Company is awarded any PCS Licenses at the PCS "C" Block Auction or (b) August 12, 1999, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "Closing Date"). The Closing shall be deemed to have occurred as of 12:01
      ------------
a.m. on the Closing Date.

     3.2. Closing Actions and Deliveries.  Upon the terms and subject to the
          ------------------------------
satisfaction or waiver by the appropriate parties, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the Securities and consummate the other Transactions, the parties shall on the Closing Date take the following actions:

          (a)  Cash Equity Investor Purchases. Each Cash Equity Investor shall
               -------------------------------
deliver to the Company by wire transfer of immediately available funds to the account designated by the Company on or prior to the Closing Date an amount equal to its Purchase Commitment.

          (b)  AT&T PCS Purchases. AT&T PCS shall either deliver to the Company
               ------------------
by wire transfer of immediately available funds to the account designated by the Company an amount equal to its Purchase Commitment or deliver to the Company for cancellation Series D Notes in an amount equal to its Purchase Commitment.

          (c)  Delivery of Securities. The Company shall deliver to each
               ----------------------
Investor, certificates, duly executed by authorized signatories of the Company, representing the shares of the Securities to be issued to each of them in accordance with the terms of Sections 2.2(a) and 2.2(b).

          (d)  Other Deliveries. The parties shall execute and deliver or cause
               ----------------
to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the Transactions contemplated to be consummated on the Closing Date.

     3.3. Closing Costs; Taxes and Fees. The Company shall pay or cause to be
          -----------------------------
paid at the Closing or, if due prior to the Closing or thereafter, promptly when due, all transfer taxes (including sales taxes, gross receipts taxes, stamp taxes, and other taxes) payable solely as a result of a transfer of the Contributions pursuant to this Agreement, but excluding any federal, state, local or other jurisdictional income taxes (or franchise, excise, gross receipts or other taxes that are generally imposed on a party on a periodic basis as a result of a party's status, presence, conduct of business, holding of assets, income, revenues, activities or other items).

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF INVESTORS

          Each of the Investors (as to itself) represents and warrants to the Company and each of the other parties as follows:

     4.1. Organization, Power and Authority.
          ---------------------------------
               (a) Each Investor is a corporation, general partnership or limited partnership, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

               (b) It has the requisite power and authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

               (c) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions.

               (d) The execution and delivery of this Agreement by it and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members) are necessary to authorize this Agreement or to consummate the Transactions.

               (e) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

               (f) As of the Closing Date, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement.

     4.2. Consents; No Conflicts. Neither the execution, delivery and
          ----------------------
performance by it of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on
Schedule 4.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 4.2 or the approval of its board of directors, general partner, stockholders or similar constituent bodies, as the case may be (which approvals have been obtained), except in each case, where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions.

     4.3. Litigation. There is no action, proceeding or investigation pending
          ----------
or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the Transactions to which it is a party or to fulfill its obligations under this Agreement or which seeks to prevent or challenge the Transactions.

     4.4. FCC Compliance. It complies with all eligibility rules issued by the
          --------------
FCC to hold broadband PCS Licenses, including without limitation, FCC rules on foreign ownership and the CMRS spectrum cap. Set forth opposite its name on
Schedule 4.4 are all "attributable" interests (within the meaning of Section
20.6 of the FCC's Rules) that it holds in CMRS licenses that overlap the territory covered by the PCS Licenses to be bid on at the PCS "C" Block Auction.

     4.5. Brokers. It has not employed any broker, finder or investment banker
          -------
or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

     4.6. Capital Commitment. Each Investor has, and will have on the Closing
          ------------------
Date, cash available to it in an amount sufficient to make its respective Purchase Commitment in accordance with the terms of Section 2.1.

     4.7. No Distribution. It is acquiring the Securities to be acquired by it
          ---------------
hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than in compliance with the Stockholders' Agreement and the Securities Act and all applicable state securities laws).

     4.8. Investor Acknowledgments.
          ------------------------

               (a) It is an "accredited investor" as defined in Regulation D of the Securities Act. Its representatives have been provided an opportunity to ask questions of, and have received answers thereto from, the Company and its representatives regarding the terms and conditions of its purchase of Securities, and the Company and its proposed business generally, and have obtained all additional information requested by it to verify the accuracy of all information furnished to it in connection with such purchase.

               (b) It has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of purchasing the Securities it is purchasing hereunder.

               (c) It is not relying on and acknowledges that no representation is being made by any other Cash Equity Investor, the Company or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement, and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (x) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations and (y) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement and such information and documents obtained by it as a stockholder of the Company and through its representatives who serve as members of the Company's board of directors, as the case may be.

               (d) In deciding to invest in the Company, it has relied exclusively on the representations and warranties expressly set forth in this Agreement, and the investigations made by itself and its representatives and its and such representatives' knowledge of the industry in which the Company proposes to operate. Based solely on such representations and warranties and such investigations and knowledge and such information obtained by him or it by virtue of his or its status as a stockholder of the Company, and through its representatives who serve as members of the Company's board of directors, as the case may be, it has determined that the Securities it is acquiring are a suitable investment for it.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants severally as to the Company and its Subsidiaries to the Investors as follows:

     5.1. Organization, Power and Authority.
          ---------------------------------

               (a) The Company and each of its Subsidiaries that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Each of the Company's Subsidiaries that is a limited liability company or a limited partnership is a limited liability company or a limited partnership, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of formation and has the requisite limited liability company or a limited partnership, as the case may be, power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.

               (b) It has the requisite power, authority and/or legal capacity to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

               (c) The Company and each of its Subsidiaries is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on it or materially adversely affect the Transactions.

               (d) The execution and delivery of this Agreement and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and shareholders and, except for the filing the Company's Restated Certificate with the office of the Secretary of State of Delaware, no other proceedings which have not been taken are necessary to authorize this Agreement or to consummate the Transactions.

               (e) This Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

               (f) As of the Closing, after giving effect to the Transactions, it is not in breach of any obligation under this Agreement or any of the Credit Documents.

     5.2. Consents; No Conflicts. Neither the execution, delivery and
          ----------------------
performance of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on
Schedule 5.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, other than those set forth on Schedule 5.2 or the approval of its Board of Directors or its stockholders (which approval has been obtained), except in each case where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transactions or the operation of its business after the Closing Date. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under this Agreement or disqualify it from obtaining the Consents required in order to consummate the transactions contemplated hereunder.

     5.3. Litigation. There is no action, proceeding or investigation pending
          ----------
or, to its knowledge, threatened against it or any of its properties or assets that would have an adverse effect on its ability to consummate the Transactions to which it is a party or to fulfill its obligations under this Agreement, or to operate its business after the Closing Date, or which seeks to prevent or challenge the Transactions. There is no judgment, decree, injunction, rule or order outstanding against it which would limit in any material respect its ability to operate its business in the manner currently contemplated.

     5.4. FCC Compliance. The Company complies, and after giving effect to the
          --------------
Transactions will comply, with all eligibility rules issued by the FCC to hold broadband PCS Licenses, including FCC rules on foreign ownership and the CMRS spectrum cap.

     5.5. Brokers. It has not employed any broker, finder or investment banker
          -------
or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

     5.6. Capitalization.
          --------------

               (a) As of the date hereof, the authorized capital stock of the Company consists of 700,000 shares of Voting Common Stock, 700,000 shares of Non-Voting Common Stock, ten shares of Voting Preference Stock, 1,000 shares of Class C Common Stock, 3,000 shares of Class D Common Stock, 70,000 shares of Series A Preferred Stock, 140,000 shares of Series B Preferred

Stock, 140,000 shares of Series C Preferred Stock, 35,000 shares of Series D Preferred Stock, 20,000 shares of Series E Preferred Stock, 35,000 shares of Series F Preferred Stock and 70,000 shares of Senior Common Stock. As of the Closing Date, after giving effect to the filing of the Restated Certificate and the Transactions there will be issued and outstanding the shares of Preferred Stock and Common Stock set forth on Schedule III. The record and beneficial owners of such outstanding shares of Common Stock and Preferred Stock, as of the Closing Date, after giving effect to the Transactions, are set forth on Schedule III.

               (b) Except as set forth on Schedule 5.6, on the Closing Date, after giving effect to the Transactions, there will not be any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company.

     5.7. Shares. The shares of Securities being issued to the Investors
          ------
hereunder, when issued and paid for pursuant to the terms of this Agreement and after giving effect to the filing of the Restated Certificate, will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Restated Certificate. The shares of Common Stock or Preferred Stock, as the case may be, issued upon conversion of the Securities issued on the Closing Date, or upon conversion thereof after the Closing Date, when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable, and will be free of any Liens caused or created by the Company, except as set forth in the Stockholders' Agreement and the Restated Certificate.

     5.8.  Offering of Securities.
           ----------------------

               (a) None of the Company or any Person acting on its behalf has offered the Securities or any similar equity securities of the Company for sale to, or solicited any offers to buy Securities or any similar equity securities of the Company from, any Person, other than the Investors and a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities
Act).

               (b) None of the Company or any Person acting on its behalf will, directly or indirectly, take any action which might subject the offering, issuance or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

               (c) Assuming the accuracy of the representations and warranties of the Investors contained in Section 4.8, each of the offering and sale of Securities under this Agreement to the Investors complies with all applicable requirements of Federal and state securities laws.

     5.9.  Subsidiaries. Except as set forth in Schedule 5.9 hereto, the Company
           ------------
owns directly or indirectly all of the outstanding shares of Capital Stock of each of its Subsidiaries, free and clear of any Liens, except Liens granted to the lenders pursuant to the Credit Documents. Set forth on Schedule 5.9 is a complete list of its direct and indirect Subsidiaries indicating the jurisdictions in which each such Subsidiary is organized or qualified to conduct business.

     5.10. Small Business Matters. Neither the Company nor any Subsidiary: (i)
           ----------------------
presently engages in, and none of them shall hereafter engage in, any activities, or (ii) shall use directly or indirectly the proceeds from the sale of the Securities for any purpose, which, in either case, a SBIC is prohibited from engaging in or providing funds for by the SBIC Act and the regulations thereunder (including Title 13, Code of Federal Regulations, Section 107.720).

                                  ARTICLE VI

                                   COVENANTS

     6.1.  Consummation of Transactions. Each party shall use all commercially
           ----------------------------
reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement and to consummate the Transactions, which efforts shall include, without limitation, the following:

               (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions.

               (b) Each party shall furnish to the other parties all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by the Company or any other party in connection with the Transactions or otherwise to determine compliance with applicable FCC Law.

               (c) Upon the request of any other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

     6.2. Use of Proceeds. The Company shall use the proceeds of the sale to
          ---------------
Investors only for the purposes described in Section 2.5.

     6.3. SBIC Regulatory Provisions.
          --------------------------

               (a) The Company shall notify each SBIC Holder as soon as practicable (and, in any event, not later than 15 days) prior to taking any action after which the number of record holders of the Company's voting stock would be increased from fewer than 50 to 50 or more, and the Company shall notify each SBIC Holder of any other action or occurrence after which the number of record holders of the Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

               (b) Within 75 days after the Closing, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the sale of Securities hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA")
                                                                      ----
access to the Company's records for the purpose of verifying the use of such proceeds to the extent required pursuant to SBIC Regulations.

               (c) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall deliver to each SBIC Holder a written assessment of the economic impact of each SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the revenues and profits of the business and on taxes paid by the business and its employees.

     6.4. Regulatory Compliance Cooperation. In the event that any SBIC Holder
          ---------------------------------
reasonably determines that it has a Regulatory Problem, to the extent reasonably necessary, such SBIC Holder shall have the right to transfer its Securities (and any shares of Common Stock issued upon conversion thereof) to another Person without regard to any restrictions on transfer set forth in this Agreement or in
Section 4.1(c) of the Stockholders' Agreement and without complying with the provisions of Section 4.3 of the Stockholders' Agreement, but subject to the other provisions of the Stockholders' Agreement and federal and state securities law restrictions, and the Company shall take all such actions as are reasonably requested by such SBIC Holder in order to (i) effectuate and facilitate such transfer by such SBIC Holder of any Securities of the Company then held by such SBIC Holder to such Person, (ii) permit such SBIC Holder (or any of its Affiliates) to exchange all or any portion of voting Securities then held by it on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting Securities, except that such non-voting Securities (or Common Stock, as applicable) shall be non-voting and shall be convertible into voting Securities (or Common Stock, as applicable) on such terms as are requested by such SBIC Holder in light of regulatory considerations then prevailing, (iii) continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the SBIC Holder's ownership of voting Securities and/or provided for in the Stockholders' Agreement before the transfers and amendments referred to in this Section (including entering into such additional agreements as are reasonably requested by such SBIC Holder to permit any Person(s) designated by such SBIC Holder) to exercise any voting power which is relinquished by such SBIC Holder and (iv) amend this Agreement, the Restated Certificate, and any other related documents, agreements or instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their Securities in favor of such amendments and actions.

     6.5. Offering of Securities. None of the Company or any Person acting on
          ----------------------
its behalf will, directly or indirectly, take any action which might subject the offering, license or sale of the Securities to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

     6.6. Waiver of Preemptive Rights. With respect to the Transactions and the
          ---------------------------
issuance of the shares of Securities hereunder, each of the Investors hereby waives (a) the notice requirements set forth in Section 7.2(b) of the Stockholders' Agreement and (b) its preemptive rights that are afforded such party in Section 7.2 of the Stockholders' Agreement.

     6.7. Bidding Requirements. The Company shall comply and shall ensure that
          --------------------
the Bidding Subsidiary complies with (a) all FCC Laws regarding bidding for PCS Licenses and (b) any and all written agreements among the parties regarding the bidding by the Bidding Subsidiary for the PCS Licenses.

                                  ARTICLE VII

                              CLOSING CONDITIONS

     7.1. Conditions to Obligations of All Parties. The obligation of each of
          ----------------------------------------
the parties to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the Company being awarded one or more PCS Licenses at the PCS "C" Block Auction; provided, that, the Closing shall occur on August 12, 1999 even if the Company has not been awarded any PCS Licenses, unless the Expended Amount shall be zero.

     7.2. Conditions to Obligations of the Company. The obligation of the
          ----------------------------------------
Company to
consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the Company receiving any consent of the lenders that may be required pursuant to the terms of the Credit Agreement.

                                 ARTICLE VIII

                         SURVIVAL AND INDEMNIFICATION

     8.1. Survival. Except for the representations and warranties contained in
          --------
Sections 4.1(a), (b), (d) and (e), and 5.1(a), (b), (d) and (e) (which shall survive the Closing, without regard to any investigation made by any of the parties hereto, until the expiration of the applicable statute of limitations relating thereto), the representations and warranties made in this Agreement shall survive the Closing without regard to any investigation made by any of the parties hereto until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to the expiration of the applicable survival period to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire upon the application of the applicable survival period of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such expiration to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this
Article VIII.

     8.2. Indemnification by the Investors. Each Investor shall indemnify and
          --------------------------------
hold harmless each other Investor and the Company and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.2
                                                          -----------
Indemnified Party"), against all liabilities and expenses (including amounts
-----------------
paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "Losses") incurred by him or it in connection with
                              ------
the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which he or it may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.2 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arises out of or results from (a) any representation or warranty of such indemnifying party contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by such indemnifying party or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.2 Indemnified Party or its Affiliates.

     8.3. Indemnification by the Company.  The Company shall indemnify and hold
          ------------------------------
harmless each of the Investors and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.3 Indemnified Party"),
                                         -----------------------------
against all Losses incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any
Section 8.3 Indemnified Party may be involved or with which he or it may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.3 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arises out of or results from
(a) any representation or warranty of the Company contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.3 Indemnified Party or its Affiliates.

     8.4. Procedures.
          ----------

            (a) The terms of this Section 8.4 shall apply to any claim (a "Claim") for indemnification under the terms of Sections 8.2 or 8.3. The Section
8.2 Indemnified Party or Section 8.3 Indemnified Party (each, an "Indemnified Party"), as the case may be, shall give prompt written notice of such Claim to the indemnifying party (the "Indemnifying Party") under the applicable Section, which party may assume the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless, in the case of approval of a proposed settlement, such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this
Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

            (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

            (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

          (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) the Investors, their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Company and its respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.

     8.5. Registration Rights.  Notwithstanding anything to the contrary in this
          -------------------
Article VIII, the indemnification and contribution provisions set forth in Sections 5(e) and 5(f) of the Stockholders' Agreement shall govern any claim made with respect to the registration statements filed pursuant to Section 5 of the Stockholders' Agreement or sales made thereunder.

     8.6. Limit on Indemnity.  So long as the Company does not conduct any
          ------------------
business or engage in any activities other than those described in the first sentence of the definition of "Business" (as such term is defined in the Stockholders' Agreement), each party waives its right to indemnification under this Article VIII or any other right to assert any claim arising from any inaccuracy in the Company's representations and warranties set forth in Section 5.10.

                                  ARTICLE IX

                                  TERMINATION

     9.1. Termination.  In addition to any other rights of termination set forth
          -----------
herein, this Agreement may be terminated, and the Transactions abandoned, without further obligation of any party (except as set forth herein), at any time prior to the Closing Date:

            (a)   by mutual written consent of the parties;

            (b) by any party by written notice to the other parties, if the consummation of the Transactions shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

            Notwithstanding the foregoing, subject to the conditions set forth in Article VII, this Agreement may not be terminated by any party under any circumstance until after the completion of the PCS `C' Block Auction or until after the Bidding Subsidiary ceases to bid in the PCS `C' Block Auction, in which event this Agreement may be terminated only as to the amount by which the total Purchase Commitments exceed the Expended Amount.

     9.2.  Effect of Termination.  (a) In the event of a termination of this
           ---------------------
Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

               (a)   In the event of a termination of this Agreement pursuant to
Section 9.1, all provisions of this Agreement shall terminate, except Articles VIII and X.

               (b) Whether or not the Closing occurs, except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

     10.1. Amendment and Modification. This Agreement may be amended, modified
           --------------------------
or supplemented only by written agreement of each of the parties.

     10.2. Waiver of Compliance; Consents.  Any failure of any of the parties to
           ------------------------------
comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

     10.3. Notices.  All notices or other communications hereunder shall be in
           -------
writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile transmission with confirmation of receipt, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

     If to an Investor, to its address set forth on Schedule I.

     If to the Company, to it:

     1010 N. Glebe Road, Suite 800
     Arlington, Virginia  22201

     Attn:  General Counsel
     Facsimile: (703) 236-1102

     10.4. Expenses.  The Company agrees, in the event the Transactions are
           --------
consummated, to pay, and save the Cash Equity Investors harmless against, the reasonable fees and disbursements of one corporate counsel and one FCC counsel of the Investors in the aggregate in connection with the preparation, negotiation, execution and delivery of this Agreement, the instruments and documents executed pursuant hereto or thereto or in connection herewith or therewith, and the consummation of the Transactions.

     10.5. Parties in Interest; Assignment. This Agreement is binding upon and
           -------------------------------
is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Neither the Company nor any Investor may assign its rights and obligations hereunder without the prior written consent of each of the other parties; provided, that: (a) the Company shall have the right to assign its rights under this Agreement to the lenders (the "Lenders") named in the Credit Agreement, as security pursuant to the terms
      -------
of the Credit Documents, it being understood that as a result of any such assignment to the Lenders, after an event of default under the Credit Agreement and the expiration of any applicable grace and cure periods thereunder, the Lenders shall have the right, on behalf of the Company, to enforce the obligation of each Investor to make capital contributions to the Company in the amounts and on the dates specified on Schedule I (or such earlier dates as may be established in accordance with the terms of the Stockholders' Agreement) and that, in connection with any such assignment to the Lenders, the Lenders shall not assume any obligations of the Company hereunder.

     10.6. Applicable Law.  This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for any litigation
                                       ---------------
arising out of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

     10.7. Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.8. Interpretation.  The article and section headings contained in this
           --------------
Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     10.9. Entire Agreement. This Agreement, including the exhibits and schedules hereto and thereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transactions.

There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such Transactions.

     10.10. Publicity.  So long as this Agreement is in effect, the parties
            ---------
agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the Transactions without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 10.10 by a party shall not give rise to any right to terminate this Agreement.

     10.11. Specific Performance.  The parties hereto agree that irreparable
            --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

     10.12. Remedies Cumulative.  All rights, powers and remedies provided under
            -------------------
this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     10.13. Severability.  Any provision of this Agreement that is prohibited or
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     10.14. Beneficiaries of Agreement.  The representations, warranties,
            --------------------------
covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto and the Section 8.2 Indemnified Parties and Section 8.3 Indemnified Parties and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise, except that the Management Shareholders are intended to benefit by, and may rely upon or enforce, the provisions of Section 2.3 of this Agreement.



           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                 TELECORP PCS, INC.

                                 By: /s/ Thomas H. Sullivan
                                     ------------------------------
                                 Name:  Thomas H. Sullivan
                                 Title: President

                                 AT&T WIRELESS PCS, INC.



                                 By: /s/ William W. Hague
                                     ------------------------------
                                 Name:  William W. Hague
                                 Title: Vice President


                                 Cash Equity Investors:

                                 CB CAPITAL INVESTORS, L.P.

                                 By:  CB Capital Investors, Inc.,
                                      its general partner


                                 By: /s/ Michael R. Hannon
                                     -------------------------------
                                 Name:  Michael R. Hannon
                                 Title: General Partner


                                 NORTHWOOD VENTURES LLC


                                 By: /s/ Henry T. Wilson
                                     -------------------------------
                                 Name:  Henry T. Wilson
                                 Title: Managing Director



                                 NORTHWOOD CAPITAL PARTNERS LLC

                                 By: /s/ Henry T. Wilson
                                     ------------------------------------
                                 Name:  Henry T. Wilson
                                 Title: Managing Director



                                 MEDIA\COMMUNICATIONS INVESTORS
                                 LIMITED PARTNERSHIP

                                 By: M/C Investor General Partner - J, Inc., its general partner

                                 By:  /s/ James F. Wade
                                      -----------------------------------
                                 Name:  James F. Wade
                                 Title:


                                 MEDIA\COMMUNICATIONS PARTNERS III
                                 LIMITED PARTNERSHIP

                                 By:   M/C III L.L.C.,
                                       its general partner


                                 By:  /s/ James F. Wade
                                      -----------------------------------
                                 Name:  James F. Wade
                                 Title: Manager

                                 EQUITY-LINKED INVESTORS-II

                                 By:  ROHIT M. DESAI ASSOCIATES-II,
                                      its general partner

                                 By: /s/ Frank J. Pados, Jr.
                                     ------------------------------------
                                 Name:  Frank J. Pados, Jr.
                                 Title: Attorney-in-Fact


                                 PRIVATE EQUITY INVESTORS III, L.P.

                                 By:  ROHIT M. DESAI ASSOCIATES III, LLC,
                                    its general partner

                                 By: /s/ Frank J. Pados, Jr.
                                     -----------------------------------
                                 Name:  Frank J. Pados, Jr.
                                 Title: Attorney-in-Fact


                                 HOAK COMMUNICATIONS PARTNERS, L.P.

                                 By:  HCP Investments, L.P.,
                                      its general partner

                                 By:  Hoak Partners, LLC,
                                      its general partner

                                 By: /s/ James M. Hoak
                                     -----------------------------------
                                 Name:  James M. Hoak
                                 Title: Manager

                                 HCP CAPITAL FUND, L.P.

                                 By:  James M. Hoak & Co.,
                                      its general partner

                                 By: /s/ James M. Hoak
                                     -----------------------------------
                                 Name:  James M. Hoak
                                 Title: Chairman


                                 WHITNEY EQUITY PARTNERS, L.P.

                                 By:  J.H. Whitney & Co.,
                                      its general partner

                                 By:  /s/ William Laverack, Jr.
                                     --------------------------------------
                                 Name:
                                 Title: General Partner


                                 J.H. WHITNEY III, L.P.

                                 By:  J.H. Whitney & Co.,
                                      its general partner

                                 By:  /s/ William Laverack, Jr.
                                     --------------------------------------
                                 Name:
                                 Title: General Partner

                                 WHITNEY STRATEGIC PARTNERS III, L.P.

                                 By:  J.H. Whitney & Co.,
                                      its general partner

                                 By:  /s/ William Laverack, Jr.
                                     --------------------------------------
                                 Name:
                                 Title: General Partner

                                 TORONTO DOMINION INVESTMENTS INC.

                                 By:  /s/ Martha L. Gariepy
                                     --------------------------------------
                                 Name:  Martha L. Gariepy
                                 Title: Vice President



                                 ONE LIBERTY FUND IV, L.P.


                                 By:  /s/ Joseph T. McCullen, Jr.
                                     --------------------------------------
                                 Name:  Joseph T. McCullen, Jr.
                                 Title: General Partner

                                                                      SCHEDULE I
                             Aggregate Commitment
                             --------------------

--------------------------------------------------------------------------
                Name and Notice Address             Aggregate Commitment
--------------------------------------------------------------------------
AT&T Wireless PCS, Inc.                                       $4,640,000
P.O. Box 97061
Redmond, WA  98073-9761
Attn:  Michael Schwartz
--------------------------------------------------------------------------
CB Capital Investors, L.P.                                    $3,758,000
380 Madison Avenue, 12th Floor
New York, NY  10017
Attn:  Michael Hannon
Fax:  (212) 622-3101
--------------------------------------------------------------------------
Desai Associates                                              $3,758,000
   Equity-Linked Investors-II                                 $1,879,000
   Private Equity Investors III, L.P.                         $1,879,000

540 Madison Avenue, 36th Floor
New York, NY  10022
Attn:  Rohit M. Desai
Fax:  (212) 752-7807
--------------------------------------------------------------------------
Hoak Capital Corporation                                      $2,818,000
   Hoak Communications Partners, L.P.                         $2,581,850
   HCP Capital Fund, L.P.                                     $  236,150

One Galleria Tower
13355 Noel Road, Suite 1050
Dallas, Texas  75240
Attn:  James Hoak
Fax:  (972) 960-4899
--------------------------------------------------------------------------
J.H. Whitney & Co.                                            $2,348,000
   Whitney Equity Partners, L.P.                              $  704,400
   J.H. Whitney III, L.P.                                     $1,604,927
   Whitney Strategic Partners III, L.P.                       $   38,673

177 Broad Street, 15th Floor
Stamford, Connecticut  06901
Attn:  William Laverack, Jr.
Fax:  (203) 973-1422
--------------------------------------------------------------------------

                       --------------------------------

--------------------------------------------------------------------------
M/C Partners                                                   $ 1,410,000
    Media/Communications Investors Limited
    Partnership
    Media/Communications Partners III Limited                  $    56,400
    Partnership
                                                               $ 1,353,600
75 State Street, Suite 2500
Boston, MA  02109
Attn:  James F. Wade
Fax:  (617) 345-7201
--------------------------------------------------------------------------
OneLiberty Fund IV, L.P.                                       $   470,000
One Liberty Square
Boston, MA  02109
Attn:  Joseph T. McCullen
Fax:   (617) 423-1765
--------------------------------------------------------------------------
Toronto Dominion Investments Inc.                              $   470,000
31 West 52/nd/ Street
New York, NY 10019-6101
Attn: Steve Reinstadtler
Fax:  (212) 974-8429

(with a copy to)

Toronto Dominion Investments, Inc.
909 Fannin
Suite 1700
Houston, TX 77010
Attn:  Martha Gariepy
Fax:  (713) 652-2647
--------------------------------------------------------------------------
Northwood Capital Partners                                     $   328,000
    Northwood Ventures LLC                                     $   278,800
    Northwood Capital Partners LLC                             $    49,200

485 Underhill Boulevard, Suite 205
Syosset, New York  11791-3419
Attn:  Peter Schiff
Fax:  (516) 364-0879
--------------------------------------------------------------------------
    TOTAL:                                                     $20,000,000
--------------------------------------------------------------------------

                                                                     SCHEDULE II


                                Stock Exchange
                                --------------


Voting Common Stock:

Gerald T. Vento =             total Voting Common Stock and Series F Preferred
                              Stock issued hereunder to Cash Equity Investors and AT&T PCS divided by .86 and multiplied by .0555 up to an aggregate amount equal to 645.35 shares.

Thomas H. Sullivan =          total Voting Common Stock and Series F Preferred
                              Stock issued hereunder to Cash Equity Investors and AT&T PCS divided by .86 and multiplied by .0345 up to an aggregate amount equal to 401.16 shares.

1998 Restricted Stock Plan =  total Voting Common Stock and Series F Preferred
                              Stock issued hereunder to Cash Equity Investors and AT&T PCS divided by .86, multiplied by .14 and minus Voting Common Stock issued hereunder to Vento and Sullivan.

Series E Preferred Stock:

Gerald T. Vento =             total Series C Preferred Stock and Series D
                              Preferred Stock issued hereunder to Cash Equity
                              Investors and AT&T PCS divided by .90 and multiplied by .0444 up to an aggregate of 493.33 shares.

Thomas H. Sullivan =          total Series C Preferred Stock and Series D
                              Preferred Stock issued hereunder to Cash Equity
                              Investors and AT&T PCS divided by .90 and multiplied by .0276 up to an aggregate of 306.67 shares.

1998 Restricted Stock Plan =  total Series C Preferred Stock and Series D
                              Preferred Stock issued hereunder to Cash Equity Investors and AT&T PCS divided by .90, multiplied by .10 minus the Series E Preferred Stock issued hereunder to Vento and Sullivan.

                                                                    SCHEDULE 4.2

                         Cash Equity Investor Consents
                         -----------------------------

     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

None.

                                                                    SCHEDULE 4.4

                            Attributable Interests
                            ----------------------


None.

                                                                    SCHEDULE 5.2

                               Company Consents
                               ----------------

     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:


None.

                                                                    SCHEDULE 5.6

                      Outstanding Options, Warrants, etc.
                      -----------------------------------

1. Upon the closing of the transaction contemplated by the License Acquisition Agreement by and between Wireless 2000, Inc. ("Wireless") and the Company, dated as of December 2, 1998 (the "Wireless Acquisition Agreement"), the Company shall issue to Wireless: (i) five hundred forty-five and 20/100 (545.20) shares of Series C Preferred Stock, par value $.01 per share, and
     (ii) five hundred thirty and 40/100 (530.40) shares of Class A Voting Common Stock, par value $.01 per share, of the Company.

2. Upon the closing of the transaction contemplated by the License Acquisition Agreement by and between Mercury PCS II, LLC ("Mercury") and the Company, dated as of May 15, 1998 (the "Mercury Acquisition Agreement"), the Company shall issue to Mercury: (i) two thousand three hundred thirty-two and 55/100 (2,332.50) shares of Series C Preferred Stock, par value $.01 per share, and (ii) two thousand two hundred sixty-nine and 23/100 (2,269.23) shares of Class A Voting Common Stock, par value $.01 per share, of the Company and shall issue additional shares of Series C Preferred Stock and Class A Voting Common Stock to the Cash Equity Investors as set forth on
     Schedule V of the Securities Purchase Agreement, setting forth Share Allocation With Supplemental Allocation.

3. The Company is in negotiations with respect to a transaction which would involve the issuance of instruments convertible into Capital Stock of the Company to certain existing shareholders of the Company in connection with the purchase by the Company of non-management equity interests in each of THC of Houston, Inc., THC of Melbourne, Inc., THC of Tampa, Inc. and THC of Orlando, Inc.

4. The Company is in negotiations to enter into: (A) an Asset Purchase Agreement with AT&T PCS to purchase from AT&T PCS a certain disaggregated 20 MHz of the 30MHz A Block license for the San Juan, Puerto Rico MTA in exchange for: (v) $19,000,000 in cash, (w) Series A Convertible Preferred Stock, Series D Preferred Stock and Series F Preferred Stock of the Company in an aggregate amount of $40,000,000, (x) Series D Senior Subordinated Notes (or Series D Senior Subordinated Notes combined with Series E Senior Subordinated Notes), issued under a certain Indenture by and between the Company and a designated Trustee, in an aggregate amount of $36,000,000,
     (y) assumption of certain liabilities, and (z) reimbursement to AT&T PCS of $3,200,000 of Microwave clearing costs, and (B) a Stock Purchase Agreement between the Company and certain Cash Equity Investors identified therein pursuant to which the Company will sell to such Cash Equity Investors an aggregate of $39,996,000 of its Series C Preferred Stock and Class A Common Stock.

                                                                    SCHEDULE 5.9

                                 Subsidiaries
                                 ------------

=========================================================================================
             Subsidiary Name                   State of            Qualified in:
                                             Incorporation
-----------------------------------------------------------------------------------------
1.  TeleCorp Communications, Inc.                 DE          AR, DC, IL, IN, LA, MA,
                                                              MO, MS, NH, TN, TX, VA
-----------------------------------------------------------------------------------------
2.  TeleCorp Holding Corp., Inc.                  DE          LA, MA, NH, TN, TX, VA/1/
-----------------------------------------------------------------------------------------
3.  TeleCorp Limited Holdings, Inc.               DE          AR, DC, IL, MA, MS
-----------------------------------------------------------------------------------------
4.  TeleCorp Realty Holdings, Inc.                DE                     None
-----------------------------------------------------------------------------------------
5.  TeleCorp PCS, L.L.C.
    (Sole Member is: TeleCorp PCS, Inc.)          DE                     None

-----------------------------------------------------------------------------------------
6.  TeleCorp Realty, L.L.C.                       DE          AR, DC, IL, LA, MA, MO,
    (Managing Member is: TeleCorp                             MS, NH, TN, TX
    Communications, Inc.)
-----------------------------------------------------------------------------------------
7.  TeleCorp Equipment Leasing, L.P.              DE          AR, DC, IL, IN, LA, MA,
    (General Partner is: TeleCorp Limited                     MO, MS, NH, TN, TX
    Holdings, Inc.)
=========================================================================================

_____________________
/1/ TeleCorp Holding Corp will be withdrawn from each of the states in which it is qualified (except Delaware) upon the filing of the company's tax returns for the year ended December 31, 1998.